Exhibit 99.1

 PRESS RELEASE
REINSURANCE GROUP OF AMERICA REPORTS SECOND-QUARTER RESULTS

•	Earnings per diluted share: operating income* $2.23, net income $2.84

•	Net premiums rose seven percent quarter over quarter; up eight percent in original currencies

•	Strong results were driven by international segments, both EMEA and Asia Pacific, and continued momentum in Global Financial Solutions (GFS)

•	Quarterly dividend raised 10 percent

•	Approximately 0.8 million shares repurchased for $64.1 million during the quarter

ST. LOUIS, July 24, 2014 – Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported operating income* of $155.1 million, or $2.23 per diluted share, compared with a net operating loss of $71.8 million, or $0.99 per diluted share, in the prior-year quarter. Net income totaled $198.3 million, or $2.84 per diluted share, compared with a net loss of $49.6 million, or $0.69 per diluted share, in the prior-year quarter. The prior-year period included an after-tax charge of approximately $184 million, or $2.53 per diluted share, to increase claims liabilities in Australia. A generally weaker U.S. dollar benefited the current quarter by less than $0.01 per share.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2014	2013	2014	2013
Net premiums	$2,183,160	$2,035,156	$4,283,797	$4,014,849
Net income (loss)	198,296	(49,612)	334,960	135,923
Net income (loss) per diluted share	2.84	(0.69)	4.75	1.85
Operating income (loss)*	155,131	(71,797)	269,938	51,050
Operating income (loss) per diluted share*	2.23	(0.99)	3.83	0.69
Book value per share	97.21	82.97
Book value per share (excl. Accumulated Other Comprehensive Income “AOCI”)*	73.54	66.31
Total assets	43,171,051	38,790,621

*	See ‘Use of Non-GAAP Financial Measures’ below

Consolidated net premiums increased seven percent to $2.2 billion. On an original currency basis, net premiums rose eight percent over the second quarter of 2013. Investment income decreased eight percent to $410.6 million from $444.2 million in the year-earlier quarter, primarily attributable to a $45.1 million reduction in the fair value of options contracts underlying equity indexed annuities.

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Excluding spread-based businesses and the value of associated derivatives, investment income increased 12 percent over year-ago levels, continuing to reflect a growing average invested asset base. The average investment yield increased two basis points to 4.79 percent this period compared to last year’s second quarter.

The company’s effective tax rate on operating income was 34.6 percent this quarter, and 33 percent year to date. The estimated effective tax rate on operating income is approximately 33 percent to 34 percent going forward.

Greig Woodring, president and chief executive officer, commented, “We are pleased to report strong operating results this quarter, as our diversified source of earnings by geography and product line continues to serve us well. Operating income rose to $155.1 million, or $2.23 per diluted share, premiums grew seven percent over the prior-year period and our annualized operating return on equity exceeded 12 percent this quarter. Our international segments saw strength in both the top line and bottom line, while GFS experienced strong new business trends and profitability across the board. Underwriting results were in line on a global basis, with EMEA particularly strong, U.S. individual mortality basically back in line, but claims in Canada remained elevated. Like the first quarter, the claims in Canada were driven by large claims, those exceeding $1 million, but the experience improved in June, and we continue to believe that these results represent normal volatility as opposed to a systemic trend. We are encouraged by the results overall, our new business activity is strong, and we continue to be optimistic about the opportunities that we see before us.

“We continue to focus on executing our capital management strategy that entails deploying excess capital into attractive block acquisitions, share repurchases and shareholder dividends. During the quarter, we repurchased approximately 818,000 shares for a total cost of $64.1 million, leaving $123.3 million under the current share repurchase authorization. The cumulative effect of shares repurchased over the past 12 months has reduced the weighted average diluted share count by more than four percent compared to the prior-year quarter. We also increased our quarterly shareholder dividend by ten percent to $0.33 per share. Our deployable, excess capital position still exceeds $500 million. Ending book value per share this quarter was $97.21 including AOCI, and increased $2.03 during the second quarter to $73.54, excluding AOCI.”
SEGMENT RESULTS
U.S. and Latin America
Traditional

The U.S. and Latin America Traditional segment reported a slight increase in pre-tax operating income to $89.0 million from $86.5 million in the prior-year second quarter. Individual mortality results rebounded from the weak first quarter, while results from the Group business reflected adverse experience in the current quarter. Traditional net premiums rose five percent to $1,189.8 million from $1,136.7 million a year ago, reflecting growth in all traditional product lines. Pre-tax net income totaled $94.0 million for the quarter, compared with $90.2 million in the second quarter of 2013.

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Non-Traditional

The Asset Intensive business reported another strong quarter with pre-tax operating income totaling $44.0 million compared with $40.2 million last year. Results were elevated in both periods with the current quarter benefiting from favorable net interest rate spread performance on fixed annuities and favorable equity markets. Pre-tax net income increased to $81.8 million from $69.2 million a year ago, including the favorable effects above as well as changes in the fair value of certain embedded derivatives and realized capital gains, net of DAC offsets.
The Financial Reinsurance business continues to perform well and reported pre-tax operating income of $13.6 million, up from $11.9 million last year, reflecting ongoing growth in underlying treaties. Pre-tax net income totaled $13.7 million this quarter and $11.8 million in the prior-year period.

Canada

Canadian operations reported pre-tax operating income of $30.7 million this quarter, down from $31.7 million in the prior-year period. Higher-than-expected individual mortality claims, particularly large claims exceeding $1 million, contributed to the adverse results this quarter. Additionally, a relatively weaker Canadian dollar adversely affected pre-tax operating income by approximately $1.9 million for the quarter. Reported net premiums increased six percent over the prior-year quarter and totaled $253.6 million. In Canadian dollars, premiums rose 13 percent. Pre-tax net income totaled $35.0 million compared with $35.7 million in the second quarter of 2013.

Europe, Middle East and Africa (EMEA)

EMEA’s pre-tax operating income increased sharply to $44.7 million from last year’s $11.5 million, reflecting very favorable mortality and morbidity results, particularly in the U.K. Net foreign currency fluctuations improved pre-tax operating income by approximately $3.7 million. Net reported premiums increased 17 percent and totaled $340.9 million, compared with $292.2 million last year. Original currency premiums increased nine percent over the prior-year level. Pre-tax net income totaled $61.3 million versus $11.9 million in the year-ago quarter. Revenues in the U.K. were boosted by a transaction announced in May, while the bottom-line impact of that transaction in this quarter was not significant.

Asia Pacific

Asia Pacific pre-tax operating income was very strong and totaled $29.3 million versus a pre-tax operating loss of $282.6 million last year due to the previously noted charge. The strong results this period reflect continued momentum of top- and bottom-line results across most regions, along with higher fee income of approximately $11.6 million, pre-tax, from the reinstatement and conversion of an existing treaty in Japan. Results from operations in Australia were just above break-even this period. Premiums in Australia were flat for the period, reflecting the net effect of some run-off of treaties offset by rate increases. Segment-wide reported net premiums rose 11 percent to $393.7 million from $355.2 million in the prior-year period.

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Corporate and Other

The Corporate and Other segment reported pre-tax operating losses of $14.1 million and $7.5 million for the second quarter of 2014 and 2013, respectively. Current quarter expenses were higher, partly due to higher compensation expenses and an increase in interest expense associated with the $400 million senior note offering last September. This segment reported a pre-tax net loss of $20.2 million this quarter compared with $6.2 million in the prior-year period.

Dividend Declaration

The board of directors increased the quarterly dividend 10 percent, to $0.33 from $0.30, payable August 29 to shareholders of record as of August 8.

Earnings Conference Call

A conference call to discuss second-quarter results will begin at 9 a.m. Eastern Time on Friday, July 25. Interested parties may access the call by dialing 877-340-7912 (domestic) or 719-325-4853 (international). The access code is 1123197. A live audio webcast of the conference call will be available on the company’s investor relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay will also be available through August 2 at 888-203-1112 (domestic) or 719-457-0820 (international), access code 1123197.

The company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the company posts periodic reports, press releases and other useful information on its investor relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after‑tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, and other items that management believes are not indicative of the company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

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Reconciliations to GAAP net income are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Quarterly Results” tab and in the “Featured Report” section.

Book value per share outstanding before impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Operating return on equity is a non-GAAP financial measure calculated as operating income divided by average shareholders’ equity excluding AOCI.

About RGA

Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with operations in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, Turkey, the United Arab Emirates, the United Kingdom and the United States. Worldwide, the company has approximately $3.0 trillion of life reinsurance in force, and assets of $43.2 billion.

Cautionary Statement Regarding Forward-looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business, (3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7) inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s

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investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate and operate reinsurance business that the Company acquires, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, and (28) other risks and uncertainties described in this document and in the Company’s other filings with the SEC.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to review the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013.

Investor Contact
Jeff Hopson
Senior Vice President – Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP net income (loss)	$198,296	$(49,612)	$334,960	$135,923
Reconciliation to operating income (loss):
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(26,820)	23,726	(43,827)	55,160
Capital (gains) losses on funds withheld, included in investment income	(3,870)	(7,625)	(4,123)	(8,946)
Embedded derivatives:
Included in investment related (gains) losses, net	(47,873)	(54,291)	(82,700)	(146,313)
Included in interest credited	4,495	(20,905)	231	(33,457)
DAC offset, net	30,903	36,910	65,397	78,912
Gain on repurchase of collateral finance facility securities	—	—	—	(30,229)
Operating income (loss)	$155,131	$(71,797)	$269,938	$51,050

Reconciliation of Consolidated Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income (loss) before income taxes	$300,535	$(74,758)	$499,975	$204,069
Reconciliation to pre-tax operating income (loss):
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(38,136)	37,057	(64,442)	85,899
Capital (gains) losses on funds withheld, included in investment income	(5,954)	(11,733)	(6,343)	(13,764)
Embedded derivatives:
Included in investment related (gains) losses, net	(73,652)	(83,525)	(127,232)	(225,097)
Included in interest credited	6,916	(32,161)	356	(51,472)
DAC offset, net	47,543	56,786	100,611	121,404
Gain on repurchase of collateral finance facility securities	—	—	—	(46,506)
Pre-tax operating income (loss)	$237,252	$(108,334)	$402,925	$74,533

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2014
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America Operations:
Traditional	$93,988	$(5,967)		$933		$88,954
Non-Traditional:
Asset Intensive	81,797	(22,813)	(1)	(14,957)	(2)	44,027
Financial Reinsurance	13,677	(68)		—		13,609
Total U.S. and Latin America	189,462	(28,848)		(14,024)		146,590
Canada Operations	35,020	(4,294)		—		30,726
Europe, Middle East and Africa	61,322	(16,641)		—		44,681
Asia Pacific Operations	34,928	(5,601)		—		29,327
Corporate and Other	(20,197)	6,125		—		(14,072)
Consolidated	$300,535	$(49,259)		$(14,024)		$237,252

(1)	Asset Intensive is net of $(5,169) DAC offset.

(2)	Asset Intensive is net of $52,712 DAC offset.

(Unaudited)	Three Months Ended June 30, 2013
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America Operations:
Traditional	$90,213	$(2,320)		$(1,391)		$86,502
Non-Traditional:
Asset Intensive	69,209	48,499	(1)	(77,478)	(2)	40,230
Financial Reinsurance	11,787	100		—		11,887
Total U.S. and Latin America	171,209	46,279		(78,869)		138,619
Canada Operations	35,659	(3,970)		—		31,689
Europe, Middle East and Africa	11,949	(440)		—		11,509
Asia Pacific Operations	(287,345)	4,707		—		(282,638)
Corporate and Other	(6,230)	(1,283)		—		(7,513)
Consolidated	$(74,758)	$45,293		$(78,869)		$(108,334)

(1)	Asset Intensive is net of $19,969 DAC offset.

(2)	Asset Intensive is net of $36,817 DAC offset.
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

(Unaudited)	Six Months Ended June 30, 2014
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America Operations:
Traditional	$144,960	$(10,191)		$2,388		$137,157
Non-Traditional:
Asset Intensive	152,412	(42,052)	(1)	(25,328)	(2)	85,032
Financial Reinsurance	26,186	(151)		—		26,035
Total U.S. and Latin America	323,558	(52,394)		(22,940)		248,224
Canada Operations	55,084	(2,235)		—		52,849
Europe, Middle East and Africa	76,527	(17,870)		—		58,657
Asia Pacific Operations	61,239	(7,254)		—		53,985
Corporate and Other	(16,433)	5,643		—		(10,790)
Consolidated	$499,975	$(74,110)		$(22,940)		$402,925

(1)	Asset Intensive is net of $(3,325) DAC offset.

(2)	Asset Intensive is net of $103,936 DAC offset.

(Unaudited)	Six Months Ended June 30, 2013
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Gain on debt repurchase	Pre-tax operating income (loss)
U.S. and Latin America Operations:
Traditional	$169,756	$(9,573)		$(1,447)		$—	$158,736
Non-Traditional:
Asset Intensive	158,732	63,387	(1)	(136,293)	(2)	—	85,826
Financial Reinsurance	19,828	66		—		—	19,894
Total U.S. and Latin America	348,316	53,880		(137,740)		—	264,456
Canada Operations	71,967	(7,401)		—		—	64,566
Europe, Middle East and Africa	22,912	(2,212)		—		—	20,700
Asia Pacific Operations	(269,103)	9,528		—		—	(259,575)
Corporate and Other	29,977	915		—		(46,506)	(15,614)
Consolidated	$204,069	$54,710		$(137,740)		$(46,506)	$74,533

(1)	Asset Intensive is net of $(17,425) DAC offset.

(2)	Asset Intensive is net of $138,829 DAC offset.
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Diluted earnings per share from operating income (loss)	$2.23	$(0.99)	$3.83	$0.69
Earnings per share from net income (loss):
Basic earnings per share	$2.87	$(0.69)	$4.80	$1.86
Diluted earnings per share (1)	$2.84	$(0.69)	$4.75	$1.85
Weighted average number of common and common equivalent shares outstanding	69,718	72,769	70,489	73,573

(Unaudited)	At or for the Six Months Ended June 30,
	2014	2013
Treasury shares	10,328	8,170
Common shares outstanding	68,810	70,968
Book value per share outstanding	$97.21	$82.97
Book value per share outstanding, before impact of AOCI	$73.54	$66.31

(1)	As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Net premiums	$2,183,160	$2,035,156	$4,283,797	$4,014,849
Investment income, net of related expenses	410,607	444,234	814,982	869,365
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(870)	(9,803)	(1,173)	(10,005)
Other-than-temporary impairments on fixed maturity securities transferred to (from) accumulated other comprehensive income	—	(306)	—	(306)
Other investment related gains (losses), net	119,397	58,352	204,271	152,925
Total investment related gains (losses), net	118,527	48,243	203,098	142,614
Other revenue	120,726	63,009	188,316	164,916
Total revenues	2,833,020	2,590,642	5,490,193	5,191,744
Benefits and expenses:
Claims and other policy benefits	1,841,885	2,030,574	3,685,562	3,719,484
Interest credited	115,962	118,345	226,556	243,828
Policy acquisition costs and other insurance expenses	409,374	370,505	764,247	727,862
Other operating expenses	127,462	113,408	238,398	232,909
Interest expense	35,211	29,918	70,295	58,404
Collateral finance facility expense	2,591	2,650	5,160	5,188
Total benefits and expenses	2,532,485	2,665,400	4,990,218	4,987,675
Income (loss) before income taxes	300,535	(74,758)	499,975	204,069
Income tax expense	102,239	(25,146)	165,015	68,146
Net income (loss)	$198,296	$(49,612)	$334,960	$135,923
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